Exhibit 15.1

May 3, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 3, 2004 on our review of interim financial information of NSTAR for the three-month periods ended March 31, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 (No. 333-78285) and in its Registration Statements on Form S-8 (Nos. 333-78285, 333-85559 and 333-87272).

Very truly yours,

PricewaterhouseCoopers LLP
Boston, Massachusetts